                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                          ADDISON CAPITAL SHARES, INC.


         ADDISON CAPITAL SHARES, INC. (the "Corporation"), a corporation organized under the laws of the State of Maryland, having its principal place of business at Two Bala Cynwyd Plaza, Bala Cynwyd, Pennsylvania 19004, does hereby certify to the State Department of Assessments and Taxation of Maryland that:

         FIRST: The Corporation is registered as an open-end investment company under the Investment Company Act of 1940.

         SECOND: Pursuant to the authority contained in Section 2-605(a)(4) of the Maryland General Corporation Law and under authority contained in Article Eighth, Section 4 of the Articles of Incorporation of the Corporation, a majority of the full Board of Directors by resolution passed December 16, 1999, has changed the name of the Corporation to The Buttonwood Funds, Inc.

         THIRD: Pursuant to the requirements of Section 2-607 of the Maryland General Corporation Law, the Board of Directors has determined to file of record these Articles of Amendment, which Amendment is limited to a change expressly permitted by Section 2-605 of the Maryland General Corporation Law to be made without action by the stockholders and which Amendment is solely for the purpose of changing the name of the Corporation.

         FOURTH: Article Second of the Articles of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

                The name of the Corporation is The Buttonwood Funds, Inc.

         FIFTH: All shares previously designated as Class A Common Stock are hereby redesignated as:

                Buttonwood Capital Appreciation.



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         IN WITNESS WHEREOF, Addison Capital Shares, Inc. has caused these
Articles of Amendment to be signed in its corporate name and on its behalf by its President and its corporate seal to be hereunto affixed and attested by its Secretary as of the 14th day of February, 2000.


                                                  ADDISON CAPITAL SHARES, INC.



[SEAL]                                            By:  /s/Richardson T. Merriman
                                                       -------------------------
                                                       Richardson T. Merriman
Attest:                                                President

/s/James W. Jennings
--------------------
James W. Jennings
Secretary



         THE UNDERSIGNED, President of Addison Capital Shares, Inc., who executed on behalf of said corporation the foregoing Articles of Amendment of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Articles of Amendment to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth herein with respect to the approval thereof are true in all material respects, under the penalties of perjury.


                                                       /s/Richardson T. Merriman
                                                       -------------------------
                                                       Richardson T. Merriman
                                                       President